Exhibit 99.1

IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014, 2015 AND 2016

IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

TABLE OF CONTENTS

YEARS ENDED DECEMBER 31, 2014, 2015, AND 2016

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

IWCO Direct Holdings Inc. and Subsidiaries

Chanhassen, Minnesota

We have audited the accompanying consolidated financial statements of IWCO Direct Holdings Inc. and Subsidiaries, which comprises the balance sheets as of December 31, 2014 and 2015, and the related consolidated statements of operations, stockholders’ equity (deficit) changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

(1)

Board of Directors and Stockholders

IWCO Direct Holdings Inc. and Subsidiaries

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IWCO Direct Holdings Inc. and Subsidiaries as of December 31, 2014 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Minneapolis, Minnesota

February 27, 2018

(2)

Independent Auditor’s Report

Board of Directors and Stockholders

IWCO Direct Holdings, Inc. and Subsidiaries

Chanhassen, Minnesota

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of IWCO Direct Holdings, Inc. and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2016, and the related consolidated statement of operations, stockholders’ deficit, and cash flows for the year then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

(3)

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IWCO Direct Holdings, Inc. and Subsidiaries as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States.

Emphasis of Matter

As described in Note 1 to the consolidated financial statements, the Company adopted a recently issued accounting standard related to the accounting for deferred financing costs by adopting the Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. Accordingly, the accounting change has been retrospectively applied to prior periods presented as if the policy had always been used. Our opinion is not modified with respect to this matter.

/s/ Wipfli LLP

Wipfli LLP

Minneapolis, Minnesota

February 27, 2018

(4)

IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014, 2015, AND 2016

	2014	2015	2016
ASSETS
CURRENT ASSETS
Cash	$18,227,492	$32,961,086	$18,200,363
Accounts Receivable—Trade, Net	55,931,019	44,604,180	44,702,450
Income Tax Receivable	358,295	1,122,130	—
Inventories	17,609,934	18,344,418	23,018,506
Prepaid Expenses	5,980,120	6,102,088	5,034,682
Deferred Income Taxes	2,648,000	2,404,000	2,768,000

Total Current Assets	100,754,860	105,537,902	93,724,001
PROPERTY AND EQUIPMENT
Land and Improvements	938,271	938,271	938,271
Leasehold Improvements	14,601,771	15,404,627	15,796,586
Machinery and Equipment	131,414,407	138,197,312	144,670,537
Office Furniture and Equipment	18,138,220	19,168,481	18,721,928

Total	165,092,669	173,708,691	180,127,322
Less: Accumulated Depreciation	108,747,951	119,014,202	129,350,871

Total Property and Equipment, Net	56,344,718	54,694,489	50,776,451
OTHER ASSETS
Goodwill	174,584,000	174,584,000	174,584,000
Intangibles, Net	55,733,333	50,160,000	44,586,667
Deposits	418,167	422,028	376,473

Total Other Assets	230,735,500	225,166,028	219,547,140

Total Assets	$387,835,078	$385,398,419	$364,047,592

See accompanying Notes to Consolidated Financial Statements.

(5)

	2014	2015	2016
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Current Portion of Long-Term Debt and Capital Leases	$6,942,059	$9,910,919	$7,511,487
Accounts Payable—Trade	27,850,392	29,332,624	30,955,113
Income Tax Payable	—	—	58,888
Customer Deposits	10,932,020	8,354,580	11,220,710
Accrued Expenses	27,841,186	29,719,029	28,911,620
Current Portion of Royalty Obligation	1,498,836	—	—

Total Current Liabilities	75,064,493	77,317,152	78,657,818
LONG-TERM LIABILITIES
Long-Term Debt and Capital Leases, Net	273,136,474	327,859,678	365,076,954
Deferred Rent	2,947,960	3,227,737	3,447,900
Post-Retirement Benefit Obligation	28,029	15,143	15,143
Deferred Income Taxes	4,443,000	10,935,000	10,592,000

Total Long-Term Liabilities	280,555,463	342,037,558	379,131,997

Total Liabilities	355,619,956	419,354,710	457,789,815
STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock	6,250	6,250	6,250
Preferred Stock, Series A, Series B-1, and Series B-2	152,516	152,516	152,516
Additional Paid-In Capital	322,627,019	322,627,019	322,627,019
Accumulated Deficit	(290,570,663)	(356,742,076)	(416,528,008)

Total Stockholders’ Equity (Deficit)	32,215,122	(33,956,291)	(93,742,223)

Total Liabilities and Stockholders’ Equity (Deficit)	$387,835,078	$385,398,419	$364,047,592

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2014, 2015, AND 2016

	2014	2015	2016
SALES	$418,463,878	$464,397,495	$464,394,291
COST OF SALES	316,480,371	343,747,926	349,042,291

GROSS PROFIT	101,983,507	120,649,569	115,352,000
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE	67,883,111	66,299,125	72,863,627

INCOME BEFORE OTHER (INCOME) EXPENSE	34,100,396	54,350,444	42,488,373
OTHER (INCOME) EXPENSE
Interest Expense, Net	28,214,808	31,049,526	35,069,092
Loss on Sale of Equipment	340,522	407,750	584,471

Total Other Income	28,555,330	31,457,276	35,653,563

NET INCOME BEFORE INCOME TAXES	5,545,066	22,893,168	6,834,810
PROVISION FOR INCOME TAXES	1,959,000	7,904,000	2,648,000

NET INCOME	$3,586,066	$14,989,168	$4,186,810

See accompanying Notes to Consolidated Financial Statements.

(7)

IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2014, 2015, AND 2016

					Additional		Total
	Common Stock		Preferred Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
BALANCE—DECEMBER 31, 2013	625,000	$6,250	768,072	$7,681	$177,936,624	$(281,656,729)	$(103,706,174)
Capital Contribution	—	—	14,483,523	144,835	144,690,395	—	144,835,230
Dividends	—	—	—	—	—	(12,500,000)	(12,500,000)
Net Income	—	—	—	—	—	3,586,066	3,586,066

BALANCE—DECEMBER 31, 2014	625,000	6,250	15,251,595	152,516	322,627,019	(290,570,663)	32,215,122
Dividends	—	—	—	—	—	(81,160,581)	(81,160,581)
Net Income	—	—	—	—	—	14,989,168	14,989,168

BALANCE—DECEMBER 31, 2015	625,000	6,250	15,251,595	152,516	322,627,019	(356,742,076)	(33,956,291)
Dividends	—	—	—	—	—	(63,972,742)	(63,972,742)
Net Income	—	—	—	—	—	4,186,810	4,186,810

BALANCE—DECEMBER 31, 2016	625,000	$6,250	15,251,595	$152,516	$322,627,019	$(416,528,008)	$(93,742,223)

See accompanying Notes to Consolidated Financial Statements.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2014, 2015, AND 2016

	2014	2015	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,586,066	$14,989,168	$4,186,810
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	23,425,149	19,674,060	20,139,063
Amortization of Deferred Financing Costs	2,443,439	1,377,415	1,377,415
Interest Accrued on Debt	7,445,381	—	—
Loss on Sale of Equipment	340,522	407,750	584,471
Deferred Income Taxes	1,795,000	6,736,000	(707,000)
Deferred Rent	586,200	279,777	220,163
Future Royalty Obligations	(997,658)	(1,498,836)	—
(Increase) Decrease in Current Assets:
Accounts Receivable—Trade, Net	(10,297,302)	11,326,839	(98,270)
Income Tax Receivable (Payable)	(209,105)	(763,835)	1,181,018
Inventories	(2,423,778)	(734,484)	(4,674,088)
Prepaid Expenses and Deposits	(384,067)	(125,829)	1,112,961
Increase (Decrease) in Current Liabilities:
Accounts Payable—Trade	8,862,906	1,482,232	(1,027,622)
Customer Deposits	(1,721,655)	(2,577,440)	2,866,130
Accrued Expenses	122,095	1,864,957	(807,409)

Net Cash Provided by Operating Activities	32,573,193	52,437,774	24,353,642
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(15,170,131)	(13,005,620)	(8,734,052)
Proceeds from Sale of Equipment	766,850	147,373	152,000

Net Cash Used by Investing Activities	(14,403,281)	(12,858,247)	(8,582,052)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Long-Term Debt	—	58,700,000	41,000,000
Principal Payments on Long-Term Debt	(6,713,978)	(2,459,739)	(2,553,410)
Payment of Deferred Financing Costs	(6,682,909)	—	—
Net Proceeds (Payments) on Capital Leases	2,316,772	74,387	(5,006,161)
Dividends	(12,500,000)	(81,160,581)	(63,972,742)

Net Cash Used by Financing Activities	(23,580,115)	(24,845,933)	(30,532,313)

NET INCREASE (DECREASE) IN CASH	(5,410,203)	14,733,594	(14,760,723)
Cash—Beginning of Year	23,637,695	18,227,492	32,961,086

CASH—END OF YEAR	$18,227,492	$32,961,086	$18,200,363

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest Paid	$23,058,939	$29,620,780	$33,676,039

Income Taxes Paid	$441,331	$1,968,609	$2,173,982

Noncash Activity:
Purchase of Property and Equipment through Accounts Payable	$—	$—	$2,650,111

Additional Paid-In Capital Acquired through Debt Conversion	$144,835,230	$—	$—

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014, 2015, AND 2016

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

IWCO Direct Holdings Inc. and Subsidiaries (the Company) is a fully integrated direct marketing service provider serving customers throughout the United States from locations in Minnesota and Pennsylvania.

Principles of Consolidation

The consolidated financial statements include the accounts and operating results of IWCO Direct Holdings, Inc., Instant Web, LLC and its wholly owned subsidiaries, United Mailing, Inc., Victory Envelope, Inc., IWCO Direct New York, Inc., IWCO Direct North Carolina, Inc., and IWCO Direct Twin, LLC.

All significant intercompany transactions and balances have been eliminated.

Accounts Receivable

The Company uses the allowance method to account for uncollectible accounts receivable. The allowance is sufficient to cover both current and anticipated future losses. Uncollectible amounts are charged against the allowance account. Management has estimated that an allowance of approximately $218,000, $226,000 and $206,000 is sufficient based upon prior experience with customers and analysis of individual trade accounts at December 31, 2014, 2015 and 2016, respectively.

The Company offers most customers net 30-day terms. In special situations, the Company may offer extended terms or discounts to selected customers.

Inventories

Raw material inventories are stated at the lower of cost (first-in, first-out) or market. Work in process is valued at standard rates, which approximate cost, for labor and overhead and at cost for materials and outside purchases.

The components of inventories at December 31, 2014, 2015, and 2016 are as follows:

	2014	2015	2016
Raw Materials	$6,258,512	$7,087,866	$8,217,887
Work in Process	11,570,022	11,462,552	14,996,619
Less: Inventory Obsolescence Reserve	(218,600)	(206,000)	(196,000)

Total	$17,609,934	$18,344,418	$23,018,506

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014, 2015, AND 2016

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are being depreciated over their estimated useful lives using the straight-line method of depreciation. Land and Improvements are not depreciated. Estimated useful lives of property and equipment are as follows:

Leasehold Improvements	15 Years
Machinery and Equipment	3 - 10 Years
Office Furniture and Equipment	3 - 7 Years

Leasehold improvements are depreciated over the shorter of the useful life as listed above or the term of the lease.

Depreciation expense for the years ended December 31, 2014, 2015 and 2016 was $17,851,815, $14,100,727, and $14,565,730, respectively.

The Company has evaluated its machinery and equipment for impairment. Management has determined that no impairment has occurred for the years ended December 31, 2014, 2015, and 2016.

Deferred Financing Costs, Net

The Company has adopted the accounting guidance in FASB Accounting Standards Update (ASU) No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 requires an organization to present debt issuance costs as a direct deduction from the face amount of the related borrowings, amortize debt issuance costs using the effective interest method over the term of the debt, and record the amortization as a component of interest expense. The effect of adopting the new standard decreased the debt issuance costs assets to zero and decreased the debt liabilities at December 31, 2014, 2015, and 2016, by $5,649,849, $4,272,434, and $2,895,019, respectively. The adoption of the standard had no effect on previously reported net income or stockholders’ deficit. The ASU is retrospectively applied.

Noncash deferred financing interest expense was approximately $2,443,440, $1,377,415, and $1,377,415 for the years ended December 31, 2014, 2015, and 2016, respectively.

Goodwill

Goodwill is recognized as a result of a business combination when the price paid for the acquired business exceeds the fair value of its identified net assets. Identifiable intangible assets are recognized at their fair value when acquired. Goodwill and intangible assets with indefinite useful lives are tested for impairment at least annually.

The Company has evaluated its goodwill acquired through business acquisitions for impairment. Management has determined that no impairment has occurred for the years ended December 31, 2014, 2015, or 2016.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014, 2015, AND 2016

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Customer List

The Company has allocated the following values to a customer list based on the future earning potential of the customer base at December 31, 2014, 2015, and 2016:

	2014	2015	2016
Customer List	$66,880,000	$66,880,000	$66,880,000
Accumulated Amortization	11,146,667	16,720,000	22,293,333

Net Customer List	$55,733,333	$50,160,000	$44,586,667

Amortization Period	12 Years	12 Years	12 Years
Amortization Expense	$5,573,333	$5,573,333	$5,573,333

The Company has evaluated its customer list acquired through a business acquisition for impairment. Management has determined that no impairment has occurred for the years ended December 31, 2014, 2015, and 2016.

Revenue Recognition

The Company recognizes revenue for the majority of its products upon the transfer of title and risk of ownership, which is generally upon delivery of the product to the US Post Office, pursuant to the terms of the agreement with the customer. Under agreements with certain customers, custom products may be stored by the Company for future delivery. In these cases, delivery and billing schedules are outlined in the customer agreement and product revenue is recognized when manufacturing is complete, title and risk of ownership transfer to the customer, the amount due from the customer is fixed, and collectibility of the related receivable is reasonably assured. Revenue from services is recognized as services are performed.

Certain revenues earned by the Company require judgment to determine if revenue should be recorded gross as a principal or net of related costs as an agent. In general, these revenues are recognized on a gross basis if the Company has control over selecting vendors and pricing, is the primary obligor in the arrangement and bears credit risk and the risk of loss for inventory in its possession. Revenue from contracts that do not meet these criteria is recognized on a net basis.

Many of the Company’s operations process materials, primarily paper, that may be supplied directly by customers or may be purchased by the Company and sold to customers. No revenue is recognized for customer-supplied paper, but revenues for Company-supplied paper are recognized on a gross basis.

The Company records deferred revenue in situations where amounts are invoiced but the revenue recognition criteria outlined above are not met. Such revenue is recognized when all criteria are subsequently met.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014, 2015, AND 2016

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Shipping and Handling Costs

The Company includes freight and other shipping costs in cost of sales. Billings for third-party shipping and handling costs are included in sales. Postage paid by customers is excluded from revenue and cost of sales.

Concentrations of Credit Risk

Substantially all cash is deposited in one financial institution. At times, amounts on deposit are in excess of the Federal Deposit Insurance Corporation insurance limits.

The Company extends credit to customers based on an evaluation of the customer’s financial condition, generally without requiring collateral. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers comprising the Company’s customer base.

At December 31, 2014, 2015, and 2016, the Company had open accounts receivables from one customer that was approximately 11.1%, 13.0% and 11.0% of total accounts receivable, respectively.

For the years ended December 31, 2014 and 2015, the Company had sales concentrations from one customer that was approximately 11.7% and 10.6% of sales, respectively. For the year ended December 31, 2016, the Company did not have any sales concentrations greater than 10% of sales.

Income Taxes

The Company utilizes an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through February 27, 2018, the date the consolidated financial statements were available to be issued.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014, 2015, AND 2016

NOTE 2	ENTITY STRUCTURE

During 2014, IWCO Direct Holdings, Inc. formed a limited liability company, Instant Web, LLC. IWCO Direct, Inc. and Instant Web, Inc. were then merged into Instant Web, LLC. Simultaneous to this transaction, the Company exchanged preferred stock of IWCO Direct Holdings, Inc., the parent company, in exchange for the 2nd lien and mezzanine debt held by Instant Web, Inc. and IWCO Direct Holdings, Inc., respectively.

NOTE 3	LINE OF CREDIT

In March of 2014, the Company contracted with Wells Fargo to provide a revolving line of credit. The revolving line of credit has a maximum borrowing amount of $30,000,000 limited to 85% of accounts receivable less any outstanding letters of credit. The Company had outstanding letters of credit of $3,450,000 at December 31, 2015 and 2016. Interest accrues on the outstanding balance at the three-month LIBOR rate plus 2.25%. The revolving line of credit matures in September 2018. There were no outstanding balances under this line of credit at December 31, 2014, 2015, and 2016.

NOTE 4	LONG-TERM DEBT AND CAPITAL LEASES

Long-term debt and capital leases consist of the following as of December 31:

Description	2014	2015	2016
Term Loan A with Prospect Capital Corporation requiring quarterly payments of $637,725 plus interest, which accrues at the greater of 3-month LIBOR rate plus 4.5% or 5.5% (5.5% at December 31, 2016), maturing March 2019 including balloon payment. The note is secured by all assets and common stock of the Company.	$130,836,022	$150,476,283	$155,925,383
Term Loan B with Prospect Capital Corporation requiring quarterly interest payments, which accrue at the greater of 3-month LIBOR rate plus 11% or 12% (12% at December 31, 2016). The entire principal is due at maturity in March 2019. The note is secured by all assets and common stock of the Company.	132,500,000	154,600,000	162,600,000
Term Loan C-1 with Prospect Capital Corporation requiring quarterly interest payments, which accrue at the greater of 3-month LIBOR rate plus 11.75% or 12.75% (12.75% at December 31, 2016). The entire principal is due at maturity in March 2019. The note is secured by all assets and common stock of the Company.	12,500,000	27,000,000	27,000,000

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014, 2015, AND 2016

NOTE 4	LONG-TERM DEBT AND CAPITAL LEASES (CONTINUED)

Description	2014	2015	2016
Term Loan C-2 with Prospect Capital Corporation requiring quarterly interest payments, which accrue at the greater of 3-month LIBOR rate plus 12.50% or 13.55% (13.55% at December 31, 2016). The entire principal is due at maturity in March 2019. The note is secured by all assets and common stock of the Company.	$—	$—	$25,000,000
Capital Leases requiring monthly or quarterly payments ranging from $3,494 to $1,032,595, which accrue at rates up to 8.6% and mature at various dates through September of 2017. These leases are secured by the leased equipment.	9,892,360	9,966,748	4,958,077

Total	285,728,382	342,043,031	375,483,460
Less: Current Maturities	6,942,059	9,910,919	7,511,487
Less: Deferred Finance Costs, Net of Accumulated Amortization of $1,033,061, $2,410,476 and $3,787,891 in 2014, 2015, and 2016, respectively.	5,649,849	4,272,434	2,895,019

Total Long-Term Debt and Capital Leases	$273,136,474	$327,859,678	$365,076,954

The agreements, including the line of credit (Note 3), contain certain covenants, including financial covenants, requiring the Company to achieve a minimum quarterly leverage ratio and fixed charge coverage ratio. The Company was in compliance with all covenants as of December 31, 2014, 2015, and 2016.

Future annual maturities on notes payable and capital leases are as follows:

Year Ending December 31,	Amount
2017	$7,511,487
2018	2,550,900
2019	365,421,073

Total	$375,483,460

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014, 2015, AND 2016

NOTE 5	STOCKHOLDERS’ DEFICIT

The following summarizes the number of authorized, issued, and outstanding stock at December 31, 2014, 2015, and 2016:

Class of Stock	Authorized	2014 Issued and Outstanding	2015 Issued and Outstanding	2016 Issued and Outstanding
Series A Preferred Stock	1,190,000	768,072	768,072	768,072
Series B-1 Preferred Stock	12,000,000	11,582,030	11,582,030	11,582,030
Series B-2 Preferred Stock	3,500,000	2,901,493	2,901,493	2,901,493
Common Stock	880,000	625,000	625,000	625,000
All classes of stock have a par value of $0.01

The Series B-1 Preferred Stock shall rank senior with respect to dividend rights and rights upon liquidation, dissolution or winding up, to all other equity securities of the Company, including any other series or class of Common Stock. Series B-2 Preferred Stock ranks next and Series A Preferred Stock shall have priority after both series B-1 and B-2 Preferred Stocks.

Dividends on each outstanding share of preferred stock are cumulative and begin to accrue and accumulate, regardless of declaration, from the issue date of each share of the Series A Preferred Stock at an annual rate equal to 15% of the liquidation preference. Series A Preferred Stock have cumulative unpaid liquidation preference of approximately $124,400,000 at December 31, 2016. The Series B-1 and B-2 Preferred Stock accumulate at an annual rate equal to 12.75% of the liquidation preference. Series B-1 and B-2 Preferred Stock have cumulative unpaid liquidation preference of approximately $-0- and $16,800,000 at December 31, 2016, respectively. Dividends accrue and accumulate on a daily basis, and compound on an annual basis, whether or not declared.

NOTE 6	BENEFIT PLANS

Medical Insurance

The Company maintains a medical self-funded insurance plan for its employees. The Company pays the first $350,000 of medical claims per employee per plan year, with an annual aggregate liability of $15,397,100 at December 31, 2014 and 2015 and $17,110,600 at December 31, 2016, per plan year. Amounts in excess of the limits are covered by the Company’s insurance. At December 31, 2014, 2015, and 2016, the reserve for health insurance claims was $1,607,000.

Workers’ Compensation

Effective February 1, 2014, the Company participates in a self-insured workers’ compensation program. The Company is responsible for employee claims up to $250,000 per incurrence with an annual aggregate liability of approximately $3,300,000. Amounts in excess of the limits are covered by the Company’s insurance. The amount of reserve for these claims at December 31, 2014, 2015, and 2016 was approximately $699,000, $830,000, and $857,500, respectively.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014, 2015, AND 2016

NOTE 6	BENEFIT PLANS (CONTINUED)

Prior to February 1, 2014, the Company participated in a pre-funded self-insured workers’ compensation program. The Company was responsible for employee claims of up to $250,000 per incurrence with an annual aggregate liability of approximately $4,900,000 per plan year. Amounts in excess of the limits are covered by the Company’s insurance. Under this plan, the insurance provider estimates the claims and estimated losses. The Company pays the estimate in equal installments. At December 31, 2014, 2015, and 2016, the Company estimated that payments in excess of workers’ compensation claims to be approximately $2,941,000, $2,231,000, and $1,880,000, respectively.

As part of the Transcontinental Direct U.S.A. acquisition in 2010, the Company assumed open workers’ compensation claims. The Company is responsible for employee claims of up to $250,000 per incurrence. Amounts in excess of the limits are covered by the Company’s insurance. The amount of the reserve for these claims at December 31, 2014, 2015 and 2016 was approximately $282,000, $205,000 and $198,000, respectively.

Retirement Plan

Substantially all of the employees are eligible to participate in a 401(k) savings plan (the Plan). The Plan is a qualified defined contribution plan that provides for contributions based primarily upon compensation levels and employee contributions. The Company’s contribution to the Plan is discretionary and was approximately $1,513,000, $1,694,000 and $1,843,000 for the years ended December 31, 2014, 2015, and 2016, respectively.

NOTE 7	STOCK OPTIONS

Under the Company’s Equity Incentive Plan, the Company may grant options to employees for up to 112,952 shares of its parent’s common stock. The exercise price of each option equals the market price of the parent company’s stock on the date of grant and an option’s maximum vesting term is five years from date of grant. These shares vest ratably based on service periods as well as Company performance measurements and return to investors. The payment of the option price may be made at the election of the participant either (a) in cash, (b) in shares having a fair market value equal to the aggregate option price for the shares, or (c) by reducing the number of shares deliverable upon the exercise of the option by the number of shares having a fair market value equal to the option price. Should a change of control or public offering event occur prior to five years, all shares are immediately 100% vested.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model. The Company accounts for stock-based compensation arrangements in accordance with professional standards which require compensation cost to be determined based on the difference, if any, on the grant date between the fair value of the parent company’s stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized over the vesting period. No compensation expense was recognized in 2014, 2015, or 2016.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014, 2015, AND 2016

NOTE 7	STOCK OPTIONS (CONTINUED)

A summary of the status of the Company’s stock option plan is presented below:

	2014		2015		2016
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding—Beginning of Year	101,448	$32.56	101,448	$32.56	101,448	$32.56
Granted	—	$32.56	—	$32.56	—	$32.56
Forfeited or Expired	—	$32.56	—	$32.56	—	$32.56

Outstanding at End of Year	101,448		101,448		101,448

Options Exercisable at Year-End	86,808		99,444		101,488

Information pertaining to options outstanding at December 31, 2016 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$32.56	101,448	3.48	$32.56	101,448	$32.56
Outstanding at End of Year	101,448	3.48	$32.56	101,448	$32.56

NOTE 8	INCOME TAXES

For the years ended December 31, 2014, 2015, and 2016, the Company filed a consolidated income tax return. The provision (benefit) for income taxes consists of the following as of December 31, 2014, 2015, and 2016:

	2014	2015	2016
Current
Federal Income Tax	$114,000	$1,089,000	$3,246,000
State Income Tax	50,000	79,000	109,000

Total Current	164,000	1,168,000	3,355,000
Deferred Federal and State Tax	1,795,000	6,736,000	(707,000)

Total Income Tax Expense	$1,959,000	$7,904,000	$2,648,000

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014, 2015, AND 2016

NOTE 8	INCOME TAXES (CONTINUED)

The reconciliation of the effective combined federal and state income tax rates to the federal statutory income tax rate of 34% are as follows for the years ended December 31, 2014, 2015, and 2016:

	2014	2015	2016
Federal Statutory Tax Rate	34.0%	34.0%	34.0%
State Taxes, Net of Federal Tax Effect	0.7	0.7	0.7
Expenses Not Deductible for Income
Tax Purposes	6.5	(0.1)	3.7
Miscellaneous Other Differences	(5.9)	—	—

Total Effective Combined Federal and State Income Tax Rate	35.3%	34.6%	38.4%

Deferred income taxes are provided on items recognized in different periods for financial reporting purposes than for income tax purposes. At December 31, 2014, 2015, and 2016, the deferred tax assets and liabilities are comprised of the following:

	2014	2015	2016
Deferred Tax Assets:
Allowance for Doubtful Accounts	$76,000	$79,000	$71,000
Inventory	362,000	368,000	428,000
Accrued Vacation	880,000	918,000	952,000
Reserve for Self-Insurance	337,000	438,000	302,000
Deferred Rent	1,023,000	1,120,000	1,196,000
NOL, Contribution Carryforwards	7,425,000	439,000	466,000
Other	1,495,000	128,000	397,000
Valuation Allowance	(387,000)	—	—

Total Deferred Tax Assets	11,211,000	3,490,000	3,812,000
Deferred Tax Liabilities:
Prepaids	591,000	697,000	578,000
Fixed Assets	5,850,000	5,939,000	6,250,000
Intangibles, Transaction Costs and Customer List	6,565,000	5,385,000	4,808,000

Total Deferred Tax Liabilities	13,006,000	12,021,000	11,636,000

Net Deferred Tax Liability	$(1,795,000)	$(8,531,000)	$(7,824,000)

As of December 31, 2016, the Company has state net operating loss carry-forwards of $10,100,000 which will begin to expire in 2018 and may be subject to state loss carryforward limitations. These carry-forwards have been utilized in the determination of the deferred income taxes for financial statement purposes.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014, 2015, AND 2016

NOTE 9	COMMITMENTS AND CONTINGENCIES

Building Leases

The Company leases office, manufacturing, and warehouse facilities from third parties through August 2030. The base monthly rental payments range from approximately $47,000 to $148,000 and include escalation clauses. Therefore, deferred rent has been calculated and recorded. In addition to base rent, the Company also pays all taxes, repairs and maintenance, insurance and other expenses necessary to maintain and operate the buildings and properties. Rent expense under these leases were approximately $5,423,000, $5,578,000, and $5,556,000 for the years ended December 31, 2014, 2015, and 2016, respectively.

Equipment Leases

The Company leases production equipment through several noncancelable operating lease agreements with various payments up to $11,200 per month. These leases expire at various dates through October 2019. Equipment rental expense under these leases was approximately $830,000, $1,072,000, and $611,000 for the years ended December 31, 2014, 2015 and 2016, respectively.

The future minimum building and equipment lease commitments are as follows:

Year Ending December 31,	Amount
2017	$5,262,636
2018	5,276,646
2019	5,189,662
2020	5,508,593
2021	3,463,006
Later Years	33,397,323

Total	$58,097,866

Litigation

The Company is involved in claims arising in the ordinary course of business. Although it is not possible to predict the outcome of these matters, it is management’s opinion that the outcome will not have a material effect on the financial condition or results of operations of the Company.

Management Equity Incentive Plan

The Company established a plan intended to provide potential incentive compensation to a select group of key employees in connection with a change of control. No compensation amounts were paid and the plan was terminated in June 2016.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014, 2015, AND 2016

NOTE 9	COMMITMENTS AND CONTINGENCIES (CONTINUED)

Sales and Gross Receipts Tax

The Company is required to collect and remit sales tax in certain states. In certain situations, the Company relies on exemption certificates or customer self-assessment for use tax. The Company has recorded a liability for gross receipts tax totaling $337,525 included in Accrued Expenses at December 31, 2015 and 2016. There was no gross receipts tax liability recorded at December 31, 2014. Upon examination by a governing authority, it is reasonably possible that additional sales tax obligations have occurred which have not been accrued as of December 31, 2014, 2015, and 2016. Estimates of unrecorded sales tax obligations at December 31, 2014, 2015, and 2016 cannot be reasonably made; however, amounts could be material to the consolidated financial statements.

NOTE 10	SUBSEQUENT EVENT

On December 15, 2017, the stockholders of the Company reached an agreement to sell their entire equity interest to an unrelated third party, ModusLink Global Solutions, Inc. for a purchase price of $475,600,000. The transaction was funded with long-term debt of $393,000,000 and an equity infusion of $82,600,000.

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